EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME OF CORPORATION	Jurisdiction of incorporation or organization	% of Voting Securities Held at December 31, 2006 (a)

CompX Group, Inc.	Delaware	82(e)
CompX International Inc.	Delaware	82(b)
Kronos Worldwide, Inc.	Delaware	36(d)
EWI RE, Inc.	New York	100
NL Industries (USA), Inc.	Texas	100
NLO, Inc.	Ohio	100
Salem Lead Company	Massachusetts	100
153506 Canada Inc.	Canada	100
NL Environmental Management Services, Inc.	New Jersey	100(c)
EMS Financial, Inc.	Delaware	100
The 1230 Corporation	California	100
United Lead Company	New Jersey	100

(a)	Held by the Registrant or the indicated subsidiary of the Registrant
(b)
Subsidiaries of CompX International Inc. are incorporated by reference to Exhibit 21.1 of CompX’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 1-13905). The Registrant holds an additional 2% of CompX directly.

(c)	Registrant directly owns 71% and indirectly owns 29% via 153506 Canada, Inc.
(d)	Subsidiaries of Kronos Worldwide, Inc. are incorporated by reference to Exhibit 21.1 of Kronos’ Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 1-31763)
(e)	Titanium Metals Corporation, an affiliate of the Registrant, (“TIMET”) owns the remaining 18% of CompX Group, Inc.